2019 Q1 Results Exhibit 99.2

Safe Harbor Forward Looking Statements This presentation contains “forward-looking” statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company’s results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate and any statements of assumptions underlying any of the foregoing. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. These forward-looking statements are based on certain assumptions and are subject to risks and uncertainties, including those described in the “Risk Factors” section and elsewhere in the preliminary prospectus for this offering. You should read the prospectus, including the Risk Factors set forth therein and the documents that the Company has filed as exhibits to the registration statement, of which the prospectus is a part, completely and with the understanding that if any such risks or uncertainties materialize or if any of the relevant assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Except as required by law we assume no obligation to update these forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Non-GAAP Disclosure This presentation contains certain non-GAAP financial measures such as EBITDA and adjusted EBITDA among others. While the company believes these non-GAAP financial measures provide useful information for investors, the presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Please refer to the Company’s earnings press releases for a reconciliation of non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP.

WE FUNDAMENTALLY BELIEVE THAT FRESHPET HAS THE POTENTIAL TO CHANGE THE WAY PEOPLE FEED THEIR PETS . . . FOREVER

2019 Guidance: Begin capturing scale benefits of rapid growth Freshpet Financial Performance   2017 2018 2019 Guidance* Net Sales ($ millions) $152.4 $193.2 >$240 IYA (117) (127) (>124)         Adj. EBITDA ($ millions) $17.6 $20.3 >$28 IYA (99) (115) (>138) *Excluding incremental investments in Canada/UK and technical capability/capacity building, Adjusted EBITDA would be up 50+% in 2019

Freshpet 2019 growth priorities 1. Expand the Freshpet consumer franchise Increase HH penetration Expand buying rate 2. Strengthen Freshpet’s retail presence Increase ACV and TDP’s Upgrade Fridges Install 2nd Fridges 3. Strengthen Gross Margin/Adjusted EBITDA Margin Pricing Product Innovation Efficiency gains and capacity utilization Build more efficient capacity (Kitchens 2.0 start-up in 2020) Deliver SG&A absorption gains 4. Continue Measured Development in Canada and UK Modest investment to establish consumer foundation 5. Build Capability to Support Accelerated Longer-Term Capacity Expansion Invest in technical talent to enable more rapid and reliable capacity expansion and maximize its productivity

2019 Q1 Results

Freshpet Q1 Financial Results   Q1 2018 Q1 2019 Net Sales ($ millions) $43.2 $54.8 IYA (128) (127)       Adj. EBITDA ($ millions) $1.8 $2.8 IYA (95) (154) Off to a strong start in 2019: Delivering growth and profitability

Price increases implemented Benefit of price increases realized Innovations launched Start-up 4th line on 24/3.5 Benefit of innovations realized Benefit of 24/3.5 staffing realized 51+% Adj. Gross Margin target On track to deliver adjusted gross margin improvement Freshpet Adjusted Gross Margin Progress   Q4 2018 Q1 2019 Adj. Gross Margin 49.4% 50.4% Q1 Q2 Q3 Q4

Delivering significant leverage from scale in SG&A SG&A Leverage   Q1 2018 Q1 2019 Y-o-Y Change Adj. SG&A % Excluding Media 30.1% 27.0% 3.1% Media % 16.0% 18.3% -2.4% Total Adj. SG&A % 46.0% 45.4% 0.7%

Accelerating consumption growth Nielsen measured $ consumption for 4 week periods ending 4/20/19

Freshpet Consumption Growth vs YA   Q1 2018 Q1 2019 Mega-Channel +25.0% +27.8% XAOC +27.6% +30.4% Food +32.1% +36.5% Big Box Pet +15.6% +18.3% Nielsen measured $ consumption for 13 weeks ending 3/30/19 and 3/31/18 compared to the same period prior year Strong growth across all classes of trade

Driven by strong velocity gains Nielsen Mega-Channel for 4 week periods 4/23/16 through 4/20/19

Driving strongest distribution gains since Q1 2016 Freshpet Distribution Gains   Q1 2018 Q1 2019 Store Count 18,277 20,053 IYA (107) (109)       Upgraded Fridges (Cum.) 495 1,008 Increase - 513       2nd Fridges NA 341       % ACV 43.9% 47.4% IYA (107) (108)       Total Dist. Points (IYA) (111) (111)

Strategy: Grow with winning players in fresh e-commerce Doubled e-commerce sales vs. YA to 2.2% of brand in Q1 2019 >80% of e-commerce sales utilize Freshpet Fridge Accelerating growth in fresh e-commerce Curbside Online Fresh Retail Home Delivery

10% growth in total Freshpet HH penetration vs. YA; 16% increase in buying rate Total Freshpet Buying Rate, Penetration and Repeat Rate Penetration 1.46 1.55 1.58 1.83 2.01 Repeat 65 66 68 69 70 Nielsen HH Panel Data for 52 Week Periods ending March; Buying Rate is internal calculation based on company sales data

18% growth in Core Dog HH penetration vs YA; 12% increase in buying rate Penetration 0.91 1.01 1.04 1.26 1.49 Repeat 67 68 70 70 71 Nielsen HH Panel Data for 52 Week Periods ending March; Buying Rate is internal calculation based on company sales data

Breaking ground on ~$100M Kitchens 2.0 soon

Delighting pet parents, pets, shareholders and employees . . .